Exhibit 99.4

CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of the Madonna Corporation, a Colorado corporation (the "Company"), on Form 10-QSB for the quarter ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), Inge Kerster, Chief Executive Officer of the Company and Lance R. Larsen, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      /s/    Inge Kerster
             Inge Kerster  Chief Executive Officer

      April 19, 2004

      /s/ Lance R. Larsen
          Lance R. Larsen, Chief Financial Officer

  April 19, 2004

[A signed original of this written statement required by Section 906 has been provided to The Madonna Corporation and will be retained by The Madonna Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]